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                                                                     EXHIBIT 5.1



                              July
                              17th
                              1 9 9 6



(714) 760-9600
                                                                      410,792-35
                                                                   NB1-271383.V1



Inference Corporation
100 Rowland Way
Novato, CA  94945

          Re:  Form S-8 Registration Statement
               -------------------------------

Gentlemen:

          We have acted as your legal counsel in the preparation of the Form S-8 Registration Statement ("Registration Statement") which will be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 500,000 shares ("Shares") of Class A Common Stock, $0.01 par value, ("Common Stock") of Inference Corporation, a Delaware corporation ("Company"), issuable upon exercise of stock options granted pursuant to the Company's Employee Stock Purchase Plan (the "Plan").

          As such legal counsel, we have made such legal and factual inquiries as we deemed necessary under the circumstances for the purpose of rendering this opinion. In reliance thereon, we are of the opinion that the Shares being registered under the Registration Statement will, when issued and sold pursuant to the options granted and exercised in accordance with the terms of the Plan, be duly authorized and validly issued, fully paid and non-assessable.

          The law covered by this opinion is limited to the present federal law of the United States and the present law of the State of Delaware. We express no opinion regarding the statutes, administrative decisions, rules or regulations of any county, municipality or special political subdivision or other local authority.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                              Very truly yours,



                              O'MELVENY & MYERS LLP



                                     5.1-1